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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report related to Mutual Savings Bank dated March 7, 2000 and our report related to First Northern Capital Corp. dated January 22, 1999 included in the Registration Statement (Form S-1) of Bank Mutual Corporation for the registration of up to 8,641,781 shares of its common stock.



                                                    /s/ Ernst & Young LLP



Milwaukee, Wisconsin
July 31, 2000